UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  July 30, 2010

TALON INTERNATIONAL, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or Other Jurisdiction of Incorporation)	1-13669 (Commission File Number)	95-4654481 (I.R.S. Employer Identification No.)

	21900 Burbank Blvd., Suite 270 Woodland Hills, California (Address of Principal Executive Offices)	91367 (Zip Code)

(818) 444-4100
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange ct (17 CFR 240.14d-2(B))

☐	Pre-commencement communications pursuant to Rule 13e-4(c)) under the Exchange Act (17 CFR 240.13e-4c))

Item 1.01.	Entry into a Material Definitive Agreement.

Recapitalization Agreement

On July 30, 2010, Talon International, Inc., a Delaware corporation (“Talon”), entered into that certain Recapitalization Agreement (the “Recapitalization Agreement”) with CVC California, LLC, a Delaware limited liability company (“CVC”), pursuant to which we issued to CVC an aggregate of 407,160 shares (the “Series B Shares”) of a newly created series of our preferred stock, designated Series B Convertible Preferred Stock, $0.001 par value per share (the “Series B Preferred Stock”), in payment of an aggregate of approximately $16.7 million of indebtedness (the “Indebtedness”) owed by us to CVC.  The rights, preferences, privileges and restrictions of the Series B Preferred Stock are set forth in the Certificate of Designation of Series B Convertible Preferred Stock (the “Certificate of Designation”) described in Item 5.03 of this Current Report on Form 8-K.

The Indebtedness consisted of principal and accrued interest arising under that certain Revolving Credit and Term Loan Agreement, dated as of June 27, 2007 (as previously amended), between us and Bluefin Capital, LLC (the “Loan Agreement”), which agreement and the other loan documents referred to therein was subsequently assigned by Bluefin Capital, LLC to CVC.  The Indebtedness was scheduled to mature on June 30, 2010.  On June 30, 2010, we entered into Amendment No. 5 to Loan Agreement with CVC (the “Amendment No. 5”) pursuant to which we extended the maturity date of the Loan Agreement from June 30, 2010 to July 30, 2010.  The Indebtedness was due and payable by us on July 30, 2010.

Each of Talon and CVC (for itself and its respective predecessors, successors, agents, assigns, transferees, officers, directors, employees, shareholders, members, subsidiaries, attorneys and agents) released all claims it may have against the other (and its subsidiaries and any guarantors of the Indebtedness, and each of their respective successors, subsidiaries and affiliates, directors, shareholders, members, current and former officers, agents and employees, representatives, successors or assigns) of any kind or nature arising out of related to the Loan Agreement and the other loan documents which may have arisen on or before the date of the Recapitalization Agreement.

On August 2, 2010, we issued a press release announcing the Recapitalization Agreement, a copy of which is attached hereto as Exhibit 99.1.  The Recapitalization Agreement is attached hereto as Exhibit 10.1.

Amendment to Loan Agreement

Pursuant to the Recapitalization Agreement, on July 30, 2010 we entered into an Amendment No. 6 to the Revolving Credit and Term Loan Agreement between us and CVC (the “Amendment No. 6”); which Amendment No. 6:

•	Extended the maturity date of the Loan Agreement from July 30, 2010 until July 31, 2012;

•
Reduced the “Maximum Revolver Amount” (as defined in the Loan Agreement”) to be an amount equal to (a) $3,000,000, minus (b) the amount of the Debenture Reserve (if any) as at the date of determination;

•
Amended the definition of “Borrowing Base” to provide that the advance rate applicable to Eligible Accounts in clause (a) of such definition is modified to 75%, and the advance rate applicable to Eligible Inventory in clause (b) of such definition is modified to 40%;

•	Provided for the delivery of an Amended and Restated Revolving Credit Note with a maximum principal amount of $3,000,000;

•	Eliminated any further accrual of fees under Section 2.03(b)(i) of the Loan Agreement;

•	Modified the permissible amount of Capital Expenditures we can make in any Fiscal Year.

We paid CVC a non-refundable fee in the amount of $60,000 in consideration of CVC entering into the Amendment No. 6.  Upon execution of the Amendment No. 6, CVC waived all Events of Default under the Loan Agreement.

The Amendment No. 5, the Amendment No. 6 and the Amended and Restated Revolving Credit Note are attached hereto as Exhibits 10.2, 10.3 and 10.4, respectively.

Stockholders Agreement

Pursuant to the Recapitalization Agreement, on July 30, 2010 we entered into a Stockholders Agreement with CVC, Lonnie D. Schnell, our Chief Executive Officer, Chief Financial Officer and a member of our Board of Directors, and Larry Dyne, our President (the “Stockholders Agreement”), pursuant to which:

•
Messrs. Schnell and Dyne agreed with CVC to vote their shares of Talon voting stock in favor of a merger or consolidation of Talon into or with another corporation or any share exchange, business combination or other such transaction in which Talon is a constituent party, or any sale of all or substantially all of Talon’s assets (a “Triggering Transaction”), in each case to the extent such transaction is first approved by CVC.  Messrs. Schnell and Dyne also provided CVC with an irrevocable proxy to vote their shares of Talon voting stock in favor of any such transaction.

•
CVC agreed with Talon that in connection with any director nominees to be submitted to holders of our common stock for election at a stockholders’ meeting, a committee of our Board comprised solely of directors then serving on the Board who were not elected or appointed by holders of Series B Preferred Stock, acting by majority vote, shall have the right to designate all of the Board’s nominees for director to be elected by holders of our Common Stock.

•
CVC agreed with Talon that in connection with any election of directors submitted to our stockholders for election at a stockholders’ meeting, CVC will attend the stockholders’ meeting, in person or by proxy, and vote (or cause to be voted) all of CVC’s shares of Talon voting stock in favor of the Board’s nominees for director.  CVC also provided Talon’s chief executive officer with an irrevocable proxy to vote its shares of Talon voting stock in favor of such nominees.

•
Messrs. Schnell and Dyne provided CVC with a right of first refusal with respect to any shares of Talon’s voting securities that Messrs. Schnell and Dyne propose to sell in a private placement transaction, and agreed to provide CVC with advance notice of their intent to sell voting securities in any public sale transaction.

•
CVC provided Messrs. Schnell and Dyne with a tag-along right, providing Messrs. Schnell and Dyne with the right to sell their shares of Talon’s voting securities in a transaction where CVC is selling its shares of Talon’s voting securities.

•
CVC agreed with Talon not to sell or otherwise transfer its shares of Talon’s voting securities, or to vote its shares of Talon’s voting securities in favor of any Triggering Transaction, at any time on or before July 31, 2011, other than in connection with a transaction that is approved by a majority of the Company’s voting shares (where, in calculating such majority, the votes attributable to CVC’s shares of Talon’s voting securities are excluded in the numerator but included in the denominator).

•
Talon provided CVC with a preemptive right, pursuant to which CVC will have the right, subject to certain exceptions set forth in the Stockholders Agreement, to acquire in a subsequent issuance of securities by Talon a number of offered securities that will allow CVC to maintain its percentage ownership of Talon’s voting securities.

•
CVC agreed with Messrs. Schnell and Dyne that in connection with a Triggering Transaction, CVC, and any other holder of Series B Shares and shares of common stock acquired upon conversion thereof, shall pay to each of Messrs. Schnell and Dyne a portion (beginning at 5% each and increasing to 10% each) of the sales proceeds payable in the Triggering Transaction to CVC or such other holder in respect of such Series B Shares or conversion shares.  Each of Messrs. Schnell and Dyne’s right to receive such portion of the sales proceeds is conditional upon the Triggering Transaction occurring (i) while he is employed by Talon or (ii) within 12 months following termination of his employment with Talon for any reason other than termination of employment for “cause” or termination of employment by Messrs. Schnell or Dyne without “good reason” (as such terms are defined in the respective employment agreements).

The Stockholders Agreement is attached hereto as Exhibit 10.5.

Management Agreements

Pursuant to the Recapitalization Agreement, on July 30, 2010 we entered into the employment agreements and restricted stock unit agreements with Lonnie D. Schnell, our Chief Executive Officer, Chief Financial Officer and a member of our Board of Directors, and Larry Dyne, our President, as described in Item 5.02 of this Current Report on Form 8-K.  Additionally, on July 29, 2010, our Board of Directors approved an amendment to our 2008 Stock Incentive Plan (the “Plan Amendment”) to increase by 2,310,000 the number of shares of common stock that may be issued pursuant to awards thereunder, as described in Item 5.02 of this Current Report on Form 8-K.  The Plan Amendment is conditional upon approval of the Plan Amendment by our stockholders.

Change in Board of Directors

Pursuant to the Recapitalization Agreement, on July 30, 2010, each of Messrs. Brent Cohen, Colin Dyne, Raymond Musci and Joseph Miller resigned from our Board of Directors, Mark Dyne and Lonnie Schnell remain on our Board of Directors, and Michael Snyder and Mark Hughes were appointed to our Board of Directors to fill two of the vacancies caused by such resignations.  Messrs. Snyder and Hughes were designated by CVC for appointment to the Board, and will serve as Series B Directors as described more fully in Item 5.03 of this Current Report on Form 8-K.

In addition, we agreed to file with the Securities and Exchange Commission, and distribute to our stockholders, an Information Statement on Schedule 14f-1, disclosing our intention to appoint a third CVC designee to our Board of Directors promptly following the identification of that director designee by CVC, and to appoint such additional designee to our Board of Directors after the requisite waiting period has elapsed under Section 14f-1 of the Securities Exchange Act of 1934.  Following the appointment of the third CVC designee to our Board of Directors, our Board of Directors will consist of five members, three of which will have been appointed by CVC and will serve as Series B Directors.

Other Agreements

Pursuant to the Recapitalization Agreement, we agreed to the following:

•
To seek stockholder approval of an amendment to our certificate of incorporation to eliminate the provisions thereof requiring a classified Board of Directors, and to promptly file such amendment after obtaining such stockholder approval;

•
To pay to CVC a monitoring fee of $5,000 per month on the first business day of each calendar month until such time as the Series B Shares shall no longer entitle the holders thereof, voting as a separate class, to elect directors to serve on our Board of Directors.

Item 3.02.	Unregistered Sales of Equity Securities

Series B Shares

In connection with the Recapitalization Agreement, we issued to CVC an aggregate of 407,160 Series B Shares in payment of an aggregate of approximately $16.7 million of indebtedness owed by us to CVC.  Each Series B Share is initially convertible into 100 shares of our common stock.  The rights, preferences, privileges and restrictions of the Series B Preferred Stock are set forth in the Certificate of Designation described in Item 5.03 of this Current Report on Form 8-K.

In connection with the issuance of the Series B Shares, CVC represented to us that it was an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act of 1933, and that CVC was receiving the securities for investment and not in connection with a distribution thereof.  The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 (the “Securities Act”) pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

Management Equity Awards

Upon entering into new executive employment agreements on July 30, 2010, each of Lonnie D. Schnell and Larry Dyne were awarded a restricted stock unit award, each for 5,778,500 shares of our common stock, which award vests 50% on a date which is 13 months following the grant date, and 10% on each date which is 18, 24, 30, 36 and 42 months following the grant date, subject to partial acceleration of vesting as part of the executives’ severance benefits and full acceleration of vesting upon a change in control of Talon, as defined in the restricted stock unit award agreement.  Mr. Schnell is our Chief Executive Officer, Chief Financial Officer and a member of our Board, and Mr. Dyne is our President, and each is an “accredited investor” within the meaning of Rule 501 of Regulation D under the Securities Act.  The issuance and sale of these securities was exempt from the registration and prospectus delivery requirements of the Securities Act pursuant to Section 4(2) of the Securities Act and Rule 506 thereunder as a transaction not involving any public offering.

Item 3.03.	Material Modification to Rights of Security Holders

Reference is made to the disclosure in Item 5.03 of this Current Report on Form 8-K, which disclosure is incorporated into this Item 3.03 by this reference.  The rights, preferences, privileges and restrictions of the Series B Preferred Stock restrict our ability to pay dividends to holders of our common stock, restrict our ability to redeem shares of common stock, give the holders of Series B Preferred Stock the right to elect a majority of our Board of Directors, and give holders of the Series B Preferred Stock preference in the event of a liquidation of Talon.

Item 5.01.	Changes in Control of Registrant

Reference is made to the Recapitalization Agreement and the transactions consummated pursuant thereto, including the issuance of the Series B Shares to CVC and the Stockholders Agreement, as described in Item 1.01 of this Current Report on Form 8-K, which description is incorporated into this Item 5.01 by this reference.

Pursuant to the Recapitalization Agreement, we issued to CVC an aggregate of 407,160 Series B Shares.  Each Series B Share is convertible into 100 shares of our common stock, for an aggregate of 40,716,000 shares of our common stock which, when combined with the 1,750,000 shares of common stock already owned by CVC and/or its affiliates, represents 54.1% of the fully diluted number of shares of common stock and 69.6% of Talon’s outstanding voting securities immediately after the issuance of the Series B Shares.  In addition, at the closing of the Recapitalization Agreement, we agreed to maintain a five person Board, two directors of which would include existing directors Mark Dyne and Lonnie Schnell, and two directors of which would be appointed by CVC.  We agreed to appoint a third designee identified by CVC to the final Board seat, therefore providing CVC with the right to appoint a majority of our directors, following our filing with the SEC and mailing to our stockholders of an Information Statement on Schedule 14f-1.  Furthermore, the holders of our Series B Preferred Stock (presently CVC) have the right to elect a majority of our Board of Directors so long as all shares of Series B Preferred Stock represent 35% or more of the total outstanding voting shares of the Company (calculated on an as-converted basis into common stock).

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Executive Employment Agreements

Pursuant to the Recapitalization Agreement, on July 30, 2010 we entered into an Executive Employment Agreement with each of Lonnie D. Schnell, our Chief Executive Officer and Chief Financial Officer, and Larry Dyne, our President, and terminated Messrs. Schnell and Dyne’s existing Executive Employment Agreements, both dated June 18, 2008.

Lonnie Schnell.  Mr. Schnell’s Executive Employment Agreement provides that he will continue to serve as our Chief Executive Officer.  The employment agreement has a term continuing though December 31, 2013, which term may be extended to December 31, 2014.  Mr. Schnell will be entitled to receive an annual cash bonus in an amount equal to a percentage of his base salary upon Talon achieving actual adjusted EBITDA within a range, starting at 80%, of target adjusted EBITDA.  Mr. Schnell is entitled to an auto allowance of $1,000 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement.   In the event that prior to the end of the term, Mr. Schnell’s employment is terminated by us “without cause” (as defined in the agreement), by Mr. Schnell for “good reason” (as defined in the agreement) or due to Mr. Schnell’s death or disability, then conditional upon his execution of a release of claims, Mr. Schnell or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to 18 months of Mr. Schnell’s base salary, (ii) if the termination occurs prior to August 30, 2011, then 50% of the RSU Award (as described below) will vest as of the date of termination, (iii) all options issued to Mr. Schnell shall remain outstanding for 18 months following termination, and (iv) continued medical coverage for Mr. Schnell and his dependents for 18 months following termination.

Larry Dyne.  Mr. Dyne’s Executive Employment Agreement provides that he will continue to serve as our President.  The employment agreement has a term continuing though December 31, 2013, which term may be extended to December 31, 2014.  Mr. Dyne will be entitled to receive an annual cash bonus in an amount equal to a percentage of his base salary upon Talon achieving actual adjusted EBITDA within a range, starting at 80%, of target adjusted EBITDA.  Mr. Dyne is entitled to an auto allowance of $950 per month, and reimbursement of up to $10,000 for legal fees incurred in connection with the negotiation of his employment agreement.  In the event that prior to the end of the term, Mr. Dyne’s employment is terminated by us “without cause” (as defined in the agreement), by Mr. Dyne for “good reason” (as defined in the agreement) or due to Mr. Dyne’s death or disability, then conditional upon his execution of a release of claims, Mr. Dyne or his estate will be entitled to receive, in addition to all accrued salary, (i) severance payments equal to 18 months of Mr. Dyne’s base salary, (ii) if the termination occurs prior to August 30, 2011, then 50% of the RSU Award (as described below) will vest as of the date of termination, (iii) all options issued to Mr. Dyne shall remain outstanding for 18 months following termination, and (iv) continued medical coverage for Mr. Dyne and his dependents for 18 months following termination.

Upon entering into their employment agreements, each of Messrs. Schnell and Dyne were awarded a restricted stock unit award (an “RSU Award”), each for 5,778,500 shares of our common stock, which RSU Award shall vest 50% on a date which is 13 months following the grant date, and 10% on each date which is 18, 24, 30, 36 and 42 months following the grant date, subject to partial acceleration of vesting as part of the executives’ severance benefits and full acceleration of vesting upon a change in control of Talon, as defined in the RSU Award agreement.

Upon entering into their employment agreements, each of Messrs. Schnell and Dyne agreed to cancel all options to purchase shares of our common stock awarded to such executive on or before December 31, 2007, and such options were cancelled effective July 30, 2010.

Each of Messrs. Schnell and Dyne’s Executive Employment Agreement is attached hereto as Exhibits 10.6 and 10.7, respectively.  Each of Messrs. Schnell and Dyne’s Restricted Stock Unit Agreement is attached hereto as Exhibits 10.8 and 10.9, respectively.

Changes in Directors

Pursuant to the Recapitalization Agreement, on July 30, 2010, each of Messrs. Brent Cohen, Colin Dyne, Raymond Musci and Joseph Miller resigned from our Board of Directors, Mark Dyne and Lonnie Schnell remain on our Board of Directors, and Michael Snyder and Mark Hughes were appointed to our Board of Directors to fill two of the vacancies caused by such resignations.  Messrs. Snyder and Hughes were designated by CVC for appointment to the Board, and will serve as Series B Directors.

Michael Snyder (age 57) is a partner of GSC Consultants, a service industry consulting and advisory firm specializing in strategic growth and turnaround situations for troubled service companies.  Prior to forming GSC in 2007, Mr. Snyder was Chief Executive Officer and Director of Vonage Holdings, Inc. (NYSE: VG) from February 2006, a leading supplier to the telecommunications industry in VOIP services.  From 1997 to February 2006, Mr. Snyder served as President of ADT Security Services, Inc., a subsidiary of Tyco International Ltd.  Mr. Snyder joined ADT in 1977 and served in various positions prior to 1997.

Mark Hughes (age 38) currently serves as a Managing Director at The Comvest Group, a private investment firm focused on providing debt and equity capital to lower middle-market companies. From July 2005 until joining ComVest, Mr. Hughes was a Managing Director in the Investment Banking Group at Tejas Securities Group, an investment and merchant bank focused on distressed debt, high yield and special situations. From March 1998 to June 2005, Mr. Hughes served as a Managing Director in the Investment Banking Group as well as initially as an Equity Research Analyst at C.E. Unterberg, Towbin, an investment bank that specialized on middle-market healthcare and technology companies. From 1996 to 1998, Mr. Hughes worked in Global Markets as  a Foreign Exchange Analyst at Deutsche Bank. Prior to Deutsche Bank, Mr. Hughes spent three years as a Senior Auditor in the Hedge Fund and Broker Dealer Practice of Goldstein, Golub, & Kessler, LLC. Mr. Hughes was a CPA and received his B.S. from Rutgers College, Rutgers School of Business.

Neither Mr. Snyder nor Mr. Hughes has any family relationships with any of our other directors or executive officers.  Prior to his appointment as a member of our board of directors, Mr. Snyder did not have any material relationship with us and no such relationship is currently proposed.  Mr. Hughes is Managing Director of The ComVest Group, whose affiliates include CVC and Bluefin Capital, LLC.  Reference is made to each of the other Items in this Current Report on Form 8-K for a description of the transactions between Talon and each of Bluefin Capital, LLC and CVC.  In addition, CVC and/or its affiliates own 1,750,000 shares of our common stock.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On July 30, 2010, we amended our certificate of incorporation by creating a new series of preferred stock designated Series B Convertible Preferred Stock, $0.001 par value per share, by filing with the Delaware Secretary of State a Certificate of Designation of Series B Convertible Preferred Stock.  The Certificate of Designation sets forth the rights, preferences, privileges and restrictions of the Series B Preferred Stock, which include the following:

•
The Series B Preferred Stock ranks senior to our common stock and to any other preferred stock unless such preferred stock is created and issued on a senior or pari passu basis in accordance with the Certificate of Designation.

•
The Series B Preferred Stock will accrue dividends at the rate of 16% per annum, compounded annually, which dividends may only be paid upon a liquidation, dissolution or winding up of Talon.  Unpaid accrued dividends will not be convertible into common stock, nor will any unpaid accrued dividends be payable on shares of Series B Preferred Stock following the conversion of such shares into common stock.

•
Upon the liquidation, dissolution or winding up of Talon, each Series B Share will be entitled to receive, prior to any distribution to holders of other equity securities, an amount equal to $41.033 per share plus all unpaid accrued dividends on such share (the “Liquidation Preference”).  After the Liquidation Preferences have been paid in full, any remaining amounts available for distribution shall be payable to the holders of junior securities (including common stock) in the applicable order of priority.  A merger, consolidation, share exchange or other reorganization resulting in a change in control of Talon, or any sale of all or substantially all of Talon’s assets, shall be deemed a liquidation and winding up of Talon for purposes of our obligation to pay the Liquidation Preference.

•
We have the right, at any time upon not less than thirty (30) days’ prior written notice to the holders of Series B Preferred Stock, to redeem the Series B Preferred Stock in whole (but not in part) for a price equal to the then-applicable Liquidation Preference.  The holders of Series B Preferred Stock shall have the option, exercisable at any time and from time to time commencing on July 31, 2016, to require us to redeem any or all of the Series B Preferred Stock held by such holders, at the then-applicable Liquidation Preference.

•
Each share of Series B Preferred Stock is convertible into 100 shares of our common stock (subject to adjustment for stock splits, reverse stock split, etc.) at any time and from time to time at each holder’s option.

•
The Series B Preferred Stock will vote with the common stock as a single class on all matters submitted or required to be submitted to a vote of our stockholders, with each Series B Share having a number of votes equal to the number of shares of common stock that may be acquired upon conversion thereof as of the applicable date of determination.  Additionally, the Series B Preferred Stock shall have the right to vote as a separate class with respect to certain matters affecting the Series B Preferred Stock, including but not limited to (i) the creation or issuance of any other class or series of preferred stock, (ii) any amendments with respect to the rights, powers, preferences and limitations of the Series B Preferred Stock, (iii) paying dividends or distributions in respect of or redeem our common stock or any other junior securities; and (iv) certain affiliate transactions.  Any such vote shall require the affirmative vote or consent of a majority of the outstanding shares of Series B Preferred Stock.

•
Additionally, so long as the outstanding Series B Shares represent at least 35% of the voting shares of the Company, on an as-converted to common stock basis, (a) our Board of Directors shall consist of not more than seven (7) members, (b) the holders of Series B Preferred Stock shall have the right to elect three (3) directors if the Board has five (5) or fewer total directors, and four (4) directors if the Board has six (6) or seven (7) directors (the directors elected by the Series B Preferred Stock are referred to as the “Series B Directors”), and (c) those members serving on the Board who were not elected by holders of the Series B Preferred Stock shall have the right to elect all remaining directors.  At least two (2) of the Series B Directors initially must be and remain at all times while serving as a director, an independent director that qualifies for service on the audit committee of a corporation with securities listed on the Nasdaq Stock Market as provided in Nasdaq Marketplace Rule 5605(c)(2) (or any successor thereto).  Once the outstanding shares of Preferred Stock represent less than 35% of our voting shares on an as-converted to common stock basis, then the entire Board will thereafter be elected by all stockholders having voting rights, voting as a single class.

The Certificate of Designation is attached hereto as Exhibit 3.1.

Item 9.01.	Financial Statements and Exhibits

(d)          Exhibits.

The following exhibits are filed herewith:

Exhibit
Number                  Description

3.1	Certificate of Designation of Series B Convertible Preferred Stock.

10.1	Recapitalization Agreement, dated June 30, 2010, between Registrant and CVC California, LLC.

10.2	Amendment No. 5 to Loan Agreement, dated June 30, 2010, between Registrant and CVC California, LLC.

10.3	Amendment No. 6 to Loan Agreement, dated July 30, 2010, between Registrant and CVC California, LLC.

10.4	Amended and Restated Revolving Credit Note, dated July 30, 2010, made by Registrant in favor of CVC California, LLC.

10.5	Stockholders Agreement, dated July 30, 2010, among Registration, CVC California, LLC, Lonnie D. Schnell and Larry Dyne.

10.6†*	Employment Agreement, dated July 30, 2010, between Registrant and Lonnie D. Schnell.

10.7†*	Employment Agreement, dated July 30, 2010, between Registrant and Larry Dyne.

10.8†	Restricted Stock Unit Agreement, dated July 30, 2010, between Registrant and Lonnie D. Schnell.

10.9†	Restricted Stock Unit Agreement, dated July 30, 2010, between Registrant and Larry Dyne.

99.1	Press release issued by Talon International, Inc., dated August 2, 2010.

______________
†	Each a management contract or compensatory plan or arrangement.
*	Confidential Treatment Requested.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TALON INTERNATIONAL, INC.

Date: August 4, 2010	By: /s/ Lonnie D. Schnell Lonnie D. Schnell, Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number                  Description

3.1	Certificate of Designation of Series B Convertible Preferred Stock.

10.1	Recapitalization Agreement, dated June 30, 2010, between Registrant and CVC California, LLC.

10.2	Amendment No. 5 to Loan Agreement, dated June 30, 2010, between Registrant and CVC California, LLC.

10.3	Amendment No. 6 to Loan Agreement, dated July 30, 2010, between Registrant and CVC California, LLC.

10.4	Amended and Restated Revolving Credit Note, dated July 30, 2010, made by Registrant in favor of CVC California, LLC.

10.5	Stockholders Agreement, dated July 30, 2010, among Registration, CVC California, LLC, Lonnie D. Schnell and Larry Dyne.

10.6†*	Employment Agreement, dated July 30, 2010, between Registrant and Lonnie D. Schnell.

10.7†*	Employment Agreement, dated July 30, 2010, between Registrant and Larry Dyne.

10.8†	Restricted Stock Unit Agreement, dated July 30, 2010, between Registrant and Lonnie D. Schnell.

10.9†	Restricted Stock Unit Agreement, dated July 30, 2010, between Registrant and Larry Dyne.

99.1	Press release issued by Talon International, Inc., dated August 2, 2010.

______________
†	Each a management contract or compensatory plan or arrangement.
*	Confidential Treatment Requested.